Exhibit l

Squire, Sanders & Dempsey L.L.P. 221 E. Fourth St., Suite 2900 Cincinnati, OH 45202 Office: +1.513.361.1200 Fax: +1.513.361.1201
October 18, 2010
Horizon Technology Finance Corporation
76 Batterson Park Road
Farmington, CT 06032

Re:	Registration Statement on Form N-2
Ladies and Gentlemen,
     We have acted as counsel to Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-165570) as originally filed on March 19, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on June 7, 2010, July 2, 2010, July 20, 2010 and October 18, 2010 (the “Registration Statement”), relating to the proposed issuance by the Company of up to an aggregate of $125,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be sold to underwriters pursuant to an underwriting agreement substantially in the form filed as Exhibit (h) to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.
     In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:
     (i) the Registration Statement;
     (ii) the form of Underwriting Agreement;
     (iii) the form of specimen certificate evidencing the Shares, filed as Exhibit (d) to the Registration Statement;
     (iv) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit (a) to the Registration Statement;
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Horizon Technology Finance Corporation	Squire, Sanders & Dempsey L.L.P.
October 18, 2010 Page 2
     (v) the Amended and Restated Bylaws of the Company, filed as Exhibit (b) to the Registration Statement;
     (vi) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware dated October 18, 2010; and
     (vii) resolutions (the “Resolutions”) of the board of directors of the Company (the “Board”) relating to, among other things, the authorization and issuance of the Shares.
     As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons; (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company); (iii) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will have become effective substantially in the form of the documents filed as exhibits to the Registration Statement; (iv) there has been no oral or written modification of or amendment to any of the documents submitted to us, and there has been no waiver of any provision of any of the documents submitted to us, by action or omission of the parties or otherwise; (v) prior to the issuance of the Shares, the Board, or a duly authorized committee thereof, will determine the number, and certain terms of issuance, of the Shares in accordance with the Resolutions; (vi) upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Amended and Restated Certificate of Incorporation and (vii) the Registration Statement will have been declared effective by the Commission.
     On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.
     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Delaware, or the Investment Company Act of 1940, as amended. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion letter has been prepared for

Horizon Technology Finance Corporation	Squire, Sanders & Dempsey L.L.P.
October 18, 2010 Page 3
your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Squire, Sanders & Dempsey L.L.P.

Squire, Sanders & Dempsey L.L.P.